EXHIBIT 21

                              SUBSIDIARIES OF REGISTRANT

                  Investors Life Insurance Company of North America

                              ILG Securities Corporation

                       InterContinental Life Insurance Company

                                ILG Sales Corporation

                         InterContinental Growth Plans, Inc.

                         InterContinental Life Agency, Inc. *

                     Investors Life Insurance Company of Indiana

          *    Wholly-owned  subsidiary  of InterContinental  Growth Plans,
               Inc.